EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             COLLECTIBLES USA, INC.

                  The undersigned, an officer of COLLECTIBLES USA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  FIRST:   The name of the Corporation is

                             COLLECTIBLES USA, INC.

                  SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on January 18, 1996 under the name Collectibles Enterprises, Inc. The Corporation filed an Amended and Restated Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware on May 12, 1997, June 11, 1997 and July 9, 1997.

                  THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation, and in lieu of a vote of stockholders, written consent to this Amended and Restated Certificate of Incorporation having been given in accordance with Section 228 of the Delaware General Corporation Law.

                  FOURTH: This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the Delaware General
Corporation Law in order to amend and restate the Amended and Restated Certificate of Incorporation of the Corporation.

                  FIFTH: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                   ARTICLE ONE

                  The name of the Corporation is:

                             COLLECTIBLES USA, INC.

                                   ARTICLE TWO

                  The address of the Corporation's registered office in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.



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                                  ARTICLE THREE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE FOUR

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-six million two hundred thousand (36,200,000) shares, of which five million (5,000,000) shares, designated as Preferred Stock, shall have a par value of one cent ($.01) per share (the "Preferred Stock"), thirty-one million two hundred thousand (31,200,000) shares, designated as Common Stock, shall have a par value of one cent ($.01) per share (the "Common Stock"); of such Common Stock, one million two hundred thousand (1,200,000) shares shall be designated as Restricted Voting Common Stock, par value of one cent ($ .01) per share (the "Restricted Voting Common Stock").

                  A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

                                 PREFERRED STOCK

                  The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Amended and Restated Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

                 COMMON STOCK AND RESTRICTED VOTING COMMON STOCK

                  1.       Dividends.

                  Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock, including the Restricted Voting Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on the Common Stock shall be paid pari passu with dividends on Restricted Voting Common Stock.

                  2.       Liquidation.



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                  In the event of any liquidation,  dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of
Preferred  Stock,  the  remaining  assets  of  the  Corporation   available  for
distribution to stockholders shall be distributed among and paid to the holders of Common Stock and Restricted Voting Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Voting Common Stock held by them respectively.

                  3.       Voting Rights.

                  Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock and Restricted Voting Common Stock. Holders of Restricted Voting Common Stock voting separately as a class shall be entitled to elect one member of the Board of Directors, but shall not otherwise be entitled to vote in the election of directors of the Corporation. Subject to the immediately preceding sentence, and except as otherwise required by law, each holder of shares of Restricted Voting Common Stock shall be entitled to .1 of a vote for each share of Restricted Voting Common Stock standing in such holder's name on the books of the Corporation. The holders of shares of Restricted Voting Common Stock shall have no right to vote separately as a class except as set forth herein or as specifically required by law. Except as otherwise required by law, each holder of shares of Common Stock (other than Restricted Voting Common Stock) shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation.

                  4.       Conversion of the Restricted Voting Common Stock

                  Each share of Restricted Voting Common Stock will automatically convert into Common Stock on a share for share basis (a) in the event of a transfer or sale of such share of Restricted Voting Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986)), (b) in the event any person or group of persons acting in concert acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Corporation other than in connection with the Company's initial public offering, (c) in the event any person or group of persons acting in concert offers to acquire 15% or more of the outstanding shares of Common Stock of the Corporation other than in connection with the Company's initial public offering or (d) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Voting Common Stock entitled to vote approve such conversion. After July 1, 1998, the Board of Directors may elect to convert any outstanding shares of Restricted Voting Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Voting Common Stock have been previously converted into shares of Common Stock.



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                                  ARTICLE FIVE

                  1.       Board of Directors.

                  The directors shall not be classified with respect to the time for which they shall severally hold office. The directors shall be elected annually to hold office until their successors have been duly elected and qualified at each annual meeting of stockholders. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

                  For so long as any shares of Restricted Voting Common Stock shall remain outstanding, notwithstanding the foregoing, the holders of Restricted Voting Common Stock voting seperately as a class shall be entitled to elect one member of the Board of Directors, but shall not otherwise be entitled to vote in the election of directors of the Corporation, and only the holders of Restricted Voting Common Stock shall be entitled to remove such member from the Board of Directors.

                  2.       Vacancies.

                  Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the vacancy on the Board of Directors results from the death, retirement, resignation, disqualification or removal from office of the director elected by the holders of Restricted Voting Common Stock, only the holders of Restricted Voting Common Stock shall be entitled to fill such vacancy.

                  Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.

                  3.       Power to Make, Alter and Repeal By-laws.

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation.

                                   ARTICLE SIX



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                  The Corporation  reserves the right to amend, alter, change or repeal any provision in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                  ARTICLE SEVEN

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE EIGHT

                  The  Corporation  shall,  to the fullest  extent  permitted by
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.

                                  ARTICLE NINE

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                           [Signature Page to Follow]


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         IN WITNESS  WHEREOF,  the  undersigned  has  executed  this Amended and
Restated Certificate of Incorporation on behalf of the Corporation and does verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 2nd day of June, 1998.

                                     COLLECTIBLES USA, INC.

                                     By:   /s/ NEIL J. DEPASCAL
                                           -----------------------------------
                                             Name:   Neil J. DePascal, Jr.
                                             Title:  Executive Vice President,
                                                     Chief Financial Officer and
                                                     Assistant Secretary



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